SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2024

_______________________

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value of $0.01 per share	BRKL	Nasdaq Global Select Market

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the “Company”) held on May 8, 2024, Willard I. Hill, Jr., Thomas J. Hollister, and Paul A. Perrault were elected as directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, the Company’s stockholders (i) ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024, and (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s 2024 Proxy Statement.

The final voting results are set forth below.

(1) Election of directors:

	For	Against	Abstain	Broker Non-Votes
Willard I. Hill, Jr.	66,007,469	1,615,507	217,082	9,051,814
Thomas J. Hollister	65,035,373	2,596,723	207,962	9,051,814
Paul A. Perrault	64,400,508	3,347,284	92,266	9,051,814

(2) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
75,232,915	1,522,814	136,143	9,051,814

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
64,274,877	3,239,552	325,629	9,051,814

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2024	Brookline Bancorp, Inc.
	By:	/S/ Marissa Martin
Marissa Martin General Counsel and Secretary